Exhibit 99.1
AFC GAMMA, INC.
UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
Overview
On July 9, 2024, AFC Gamma, Inc. (“we,” “our,” “us,” the “Company” or “AFCG”), completed the spin-off of its commercial real estate portfolio into an independent publicly-traded company, Sunrise Realty Trust, Inc. (“SUNS”) and the pro rata distribution by the Company of all of the outstanding shares of SUNS to AFCG stockholders of record as of the Record Date (defined below). Each holder of AFCG common stock as of the close of business on July 8, 2024 (the “Record Date”) received one share of SUNS common stock for every three shares of AFC Gamma common stock held on the Record Date (the “Distribution”). SUNS is now an independent publicly-traded company that trades under the symbol “SUNS” on the Nasdaq Capital Market. After the Distribution, AFCG no longer consolidates SUNS into its financial results (the entire transaction referred to herein as the “Separation”).
Basis of Presentation
The following unaudited pro forma consolidated financial statements of AFCG is intended to illustrate the estimated effects of the separation of SUNS from the historical combined company and have been derived from the historical consolidated financial statements of the Company, prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The following unaudited pro forma consolidated statements of earnings for the three months ended March 31, 2024, and for the fiscal year ended December 31, 2023, assume the Separation occurred on January 1, 2023, the first day of fiscal 2023, in that they reflect the reclassification of SUNS as discontinued operations for all periods presented. SUNS was formed on August 28, 2023 and there was no operations or activity for SUNS that would impact the pro forma from January 1, 2023 to August 28, 2023. The unaudited pro forma consolidated balance sheet gives effect to the transactions described below as if they had occurred on March 31, 2024, our latest balance sheet date. Beginning in the third quarter of fiscal 2024, SUNS’ historical financial results for periods prior to the Separation will be reflected in AFCG’s consolidated financial statements as discontinued operations in accordance with the applicable accounting guidance.
The unaudited pro forma condensed consolidated financial statements and the accompanying notes should be read in conjunction with:
•the audited consolidated financial statements and accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in AFCG’s Form 10-K for the year ended December 31, 2023; and
•the unaudited consolidated financial statements and accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in AFCG’s Form 10-Q for the three months ended March 31, 2024.
The historical consolidated column in the unaudited pro forma consolidated financial statements reflects AFCG’s historical financial statements for the periods presented and does not reflect any adjustments related to the Separation and related events.
The unaudited pro forma consolidated financial statements have been prepared based upon the best available information and management estimates and is subject to assumptions and adjustments described below and in the accompanying notes. They are not intended to be a complete presentation of the Company’s financial position or results of operations had the Separation occurred as of and for the periods indicated. In addition, the unaudited pro forma consolidated financial statements are provided for illustrative and informational purposes only, and are not necessarily indicative of the Company’s future results of operations or financial condition had the Separation and related transactions been completed on the dates assumed. Management believes these assumptions and estimates are reasonable, given the information available at the filing date.

Exhibit 99.1
The Historical columns in the unaudited pro forma consolidated financial statements reflect the Company’s historical consolidated financial statements for the periods presented and do not reflect any adjustments related to the Separation and related events. The Separation of SUNS columns in the unaudited pro forma consolidated financial statements reflect the removal of the commercial real estate portfolio as presented in the Company’s historical consolidated financial statements, along with GAAP adjustments to meet requirements of discontinued operations. The amounts were derived from the carve-out financial statements of SUNS, previously a wholly-owned subsidiary of AFC Gamma, Inc. The Pro Forma Adjustments columns in the unaudited pro forma consolidated financial statements reflect adjustments related to the Separation and related events, and GAAP adjustments to meet the requirements of discontinued operations. The Company’s current estimates of amounts included in discontinued operations are preliminary and could change as the Company finalizes discontinued operations accounting to be reported in future filings.
The pro forma financial information has been prepared by AFCG for illustrative and informational purposes only in accordance with Regulation S-X Article 11, Pro Forma Financial Information, as amended. The pro forma financial information is based on various adjustments and assumptions and is not necessarily indicative of what AFCG’s consolidated statements of operations or consolidated statement of financial condition actually would have been had the Separation been completed as of the dates indicated or will be for any future periods. The pro forma financial statements do not purport to project the future financial position or operating results of AFCG following the completion of the Separation. The pro forma financial information does not include adjustments to reflect any potential synergies or dis-synergies that may result from the Separation.

AFC GAMMA, INC.
UNAUDITED PRO FORMA BALANCE SHEET
AS OF MARCH 31, 2024

	Historical Consolidated	Separation of SUNS(1)	Pro Forma Adjustments	Notes	Pro Forma

Assets
Loans held for investment at fair value (cost of $68,514,273 at March 31, 2024)	$54,977,282	$—	$—		$54,977,282

Loans held for investment at carrying value, net	357,852,467	(46,428,238)	—		311,424,229
Loan receivable held at carrying value, net	2,040,058	—	—		2,040,058
Current expected credit loss reserve	(31,347,462)	—	—		(31,347,462)
Loans held for investment at carrying value and loan receivable held at carrying value, net of current expected credit loss reserve	328,545,063	(46,428,238)	—		282,116,825

Cash and cash equivalents	82,298,440	(348,286)			81,950,154
Accounts receivable	5,690,097	—	—		5,690,097
Interest receivable	4,362,274	(838,558)	—		3,523,716
Due from affiliate	—	45,065	—	(2)	45,065
Prepaid expenses and other assets	532,829	—	—		532,829
Total assets	$476,405,985	$(47,570,017)	$—		$428,835,968

Liabilities
Accrued interest	$2,201,888	$—	$—		$2,201,888
Due to affiliate	19,765	—	—		19,765
Dividends payable	9,920,205	—	—		9,920,205
Current expected credit loss reserve	9,135	—	—		9,135
Accrued management and incentive fees	3,462,762	—	—		3,462,762
Accrued direct administrative expenses	962,721	—	—		962,721
Accounts payable and other liabilities	1,045,243	(173,050)	—		872,193
Senior notes payable, net	88,163,140	—	—		88,163,140
Line of credit payable, net	60,000,000	—	—		60,000,000
Total liabilities	165,784,859	(173,050)	—		165,611,809
Commitments and contingencies
Shareholders’ equity
Preferred stock	1	—	—		1
Common stock	206,671	—	—		206,671
Additional paid-in capital	350,347,018	(45,400,000)	—		304,947,018
Accumulated (deficit) earnings	(39,932,564)	(1,996,967)	—		(41,929,531)
Total shareholders’ equity	310,621,126	(47,396,967)	—		263,224,159

Total liabilities and shareholders’ equity	$476,405,985	$(47,570,017)	$—		$428,835,968
See accompanying notes to the unaudited pro forma financial information

AFC GAMMA, INC.
UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2024

	Historical Consolidated	Separation of SUNS(1)	Pro Forma Adjustments	Notes	Pro Forma

Revenue
Interest income	$16,361,060	$(2,026,306)	$—		$14,334,754
Interest expense	(1,603,163)	—	—		(1,603,163)
Net interest income	14,757,897	(2,026,306)	—		12,731,591
Expenses
Management and incentive fees, net (less rebate of $374,803)	3,462,762	—	(702,143)	(3)	2,760,619
General and administrative expenses	1,052,396	(543)	—		1,051,853
Stock-based compensation	543,222	—	—		543,222
Professional fees	956,568	(263,418)	—		693,150
Total expenses	6,014,948	(263,961)	(702,143)		5,048,844
Provision for current expected credit losses	(4,931,674)	—	—		(4,931,674)
Realized gains (losses) on investments, net	(93,338)	—	—		(93,338)
Gain (loss) on extinguishment of debt	—	—	—		—
Change in unrealized gains (losses) on loans at fair value, net	(3,613,693)	—	—		(3,613,693)
Net income before income taxes	104,244	(1,762,345)	702,143		(955,958)
Income tax expense	158,360	—	—		158,360
Net (loss) income	$(54,116)	$(1,762,345)	$702,143		$(1,114,318)

Earnings per common share:
Basic (loss) earnings per common share (in dollars per share)	$(0.01)			(4)	$(0.06)
Diluted (loss) earnings per common share (in dollars per share)	$(0.01)			(4)	$(0.06)

Weighted average number of common shares outstanding:
Basic weighted average shares of common stock outstanding (in shares)	20,393,875			(4)	20,393,875
Diluted weighted average shares of common stock outstanding (in shares)	20,405,187			(4)	20,405,187
See accompanying notes to the unaudited pro forma financial information

Exhibit 99.1
AFC GAMMA, INC.
UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2023

	Historical Consolidated	Separation of SUNS(1)	Pro Forma Adjustments	Notes	Pro Forma

Revenue
Interest income	$70,535,087	$(244,742)	$—		$70,290,345
Interest expense	(6,357,457)	—	—		(6,357,457)
Net interest income	64,177,630	(244,742)	—		63,932,888
Expenses
Management and incentive fees, net (less rebate of $1,693,133)	14,064,305	—	(110,331)	(3)	13,953,974
General and administrative expenses	5,005,254	(120)	—		5,005,134
Stock-based compensation	1,008,148	—	—		1,008,148
Professional fees	1,488,410	(10,000)	—		1,478,410
Total expenses	21,566,117	(10,120)	(110,331)		21,445,666
Provision for current expected credit losses	(12,132,718)	—	—		(12,132,718)
Realized gains (losses) on investments, net	(1,340,476)	—	—		(1,340,476)
Gain (loss) on extinguishment of debt	1,986,381	—	—		1,986,381
Change in unrealized gains (losses) on loans at fair value, net	(8,513,364)	—	—		(8,513,364)
Net income before income taxes	22,611,336	(234,622)	110,331		22,487,045
Income tax expense	1,659,337	—	—		1,659,337
Net (loss) income	$20,951,999	$(234,622)	$110,331		$20,827,708

Earnings per common share:
Basic earnings (loss) per common share (in dollars per share)	$1.02			(4)	$1.01
Diluted earnings (loss) per common share (in dollars per share)	$1.02			(4)	$1.01

Weighted average number of common shares outstanding:
Basic weighted average shares of common stock outstanding (in shares)	20,321,091			(4)	20,321,091
Diluted weighted average shares of common stock outstanding (in shares)	20,345,919			(4)	20,345,919
See accompanying notes to the unaudited pro forma financial information

Exhibit 99.1
AFC GAMMA, INC.
NOTES TO THE UNAUDITED PRO FORMA FINANCIAL INFORMATION
(1)The Company completed the spin-off of its commercial real estate portfolio into an independent, publicly-traded corporation that intends to elect to be treated as a real estate investment trust for federal income tax purposes, Sunrise Realty Trust, Inc. (“SUNS”). Revenues, expenses, assets, liabilities, and equity attributable to SUNS were derived from the Company’s historical consolidated financial statements. SUNS has historically operated as part of AFCG and not as a standalone company.
(2)Reflects adjustments for intercompany transactions between AFCG and SUNS, which will no longer be eliminated in consolidation subsequent to the Separation.
(3)As part of the spin-off of AFCG’s commercial real estate portfolio, related revenues, expenses, and equity attributable to SUNS are excluded from AFCG’s pro forma financial information. Accordingly, we recalculated AFCG’s management and incentive fee in accordance with the Management Agreement between AFCG and AFC Management, LLC. The management fee is calculated as 0.375% of our Equity, determined as of the last day of each quarter. Incentive compensation is calculated as the sum of (i) the product of (A) 50% and (B) the amount of our Core Earnings for such quarter, if any, that exceeds the Hurdle Amount, but is less than or equal to 166-2/3% of the Hurdle Amount and (ii) the product of (A) 20% and (B) the amount of our Core Earnings for such quarter, if any, that exceeds 166-2/3% of the Hurdle Amount. We recalculated the management fee and incentive fee as if the SUNS disposition occurred as of January 1, 2023 to account for lower Core Earnings and lower Equity.
For the three months ended March 31, 2024, the management fee adjustment was approximately $(123.3) thousand and the incentive fee adjustment was approximately $(578.8) thousand.
For the year ended December 31, 2023, the management fee adjustment was approximately $(79.7) thousand and the incentive fee adjustment was approximately $(30.7) thousand. SUNS was not formed until August 28, 2023 and operations did not commence until January 2024, therefore, only part of 2023 was impacted by the proforma disposition.
(4)Earnings per share is calculated in accordance with Accounting Standards Codification 260 – “Earnings per Share.” The historical consolidated earnings (loss) per share amounts are the amounts reported in the Company’s Form 10-Q and Form 10-K for the three months ended March 31, 2024 and year ended December 31, 2023, respectively. As part of the Distribution, AFCG stockholders received one share of SUNS common stock for every three shares of AFCG common stock held as of the Record Date. The Distribution and Separation will not affect the number of outstanding shares of AFCG Common Stock.